Exhibit 3.2

STATE OF NEVADA    OFFICE OF THE SECRETARY OF STATE    C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings     Business Entity - Filing Acknowledgement 04/13/2026   Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s):  Indexed Entity Information: Entity ID: E30165262023-0  Entity Status: Active   W2026041301079-5158331 20265666631 Amended and Restated Articles 4/13/2026 11:44:00 AM 4    Entity Name: Cenntro Inc. (the "Corporation") Expiration Date: None     Commercial Registered Agent Vcorp Agent Services, Inc. 701 S. Carson Street, Suite 200, Carson City, NV 89701, USA       The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.  Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording      401 N. Carson Street Carson City, NV 89701   1 State of Nevada Way Las Vegas, NV 89119

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To: nevada secretary of state   Page: 4 of 9   2026-04-13 18:45:29 GMT   ices, LLC

Filed in the Office of	Business Number E30165262023-0
FVAguilar	Filing Number 20265666631
Secretary of State State Of Nevada	Filed On 4/13/2026 11:44:00 AM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: CENNTRO INC. (the "Corporation") Entity or Nevada Business Identification Number (NVID): E30165262023-0
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☒ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☒ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.5% Or ☐ No action by stockholders is required, name change only.
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

I          114429a.m.04-13-2026  I  5  I          18886118813           To: nevada secretary of state          Page: 5 of 9          2026-04-13 18:45:29 GMT          18886118813          From: Vcorp Services, LL(    FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov           4 T 5 C                  6 (                         This form must be accompanied by appropriate fees.Page 2 of 2 Revised: 9/1/2023

11:44:29a.m.04-13-2026          6 I          18886118813 �I To: nevada secretary of state          Page: 6 of 9          2026-04-13 18:45:29 GMT          18886118813          From: Vcorp Services, LL(       CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CENNTRO INC. Cenntro Inc., a Nevada corporation, does hereby certify that:  ARTICLE I NAME  The name of the Corporation is Cenntro, Inc. (the "Corporation").  ARTICLE ll PURPOSE  The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.  ARHCL!!'. Ill CAPITAL STOCK  Section 3.01. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is :i!:&i$.$BJ�,a14shares, consisting of (a) f(j�6�§{667 shares of common stock, par value $0.000 I per share (the "Common Stock"), and (b) 1;6fi�;661 shares of preferred stock, par value $0.000 l per share (the '"Preferred Stock"). Fully paid stock of the Corporation shall not be liable to any further call or assessment. Section 3.02. Preferred Stock. The Board of Directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions, and by filing a ce11ificate pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time-to-time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof. The relative powers, preferences and rights of each series of Preferred Stock in relation to the Preterred Stock Designations of each other series of Preferred Stock shall, in each case, be as fixed from time-to-time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section 3.02  ARTICLE IV DIRECTORS  The number of directors shall be at least one (I) person, but not more than fifteen (15) persons. The number of Directors may be changed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.  ARTICLE V BYLAWS The Board shall have the power and is expressly authorized to adopt, amend, alter, or repeal the Bylaws. The Bylaws also may be restated or amended by the stockholders upon the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, that no Bylaws hereafter adopted by the stockhol.ders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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To: nevada secretary of state Page: 7 of 9 2026-04-13 18:45:29 GMT 18886118813 From: Vcorp Services, LLC

ARTICLE VI
LIMITED LIABILITY, INDEMNIFICATION

Section 6.01. Limited Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.138.7 thereof, as the same may be amended and supplemented. Any repeal or modification of this Section 6.01 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Section 6.02. Indemnification of Directors, Officers, and Agents. The Corporation may, to the fullest extent not prohibited by the Nevada Revised Statutes and otherwise as provided by the provisions of Section 78.7502 and 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section as provided in the bylaws of the Corporation. Such right of indemnification shall be contingent upon, and shall exist only if, such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, where such person also had no reasonable cause to believe his or her conduct was unlawful. Such right of indemnification shall include the advancement of expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by the indemnified party to repay the advancements if it is ultimately determined by a court of competent jurisdiction that the indemnified party is not entitled to be indemnified. Expenses. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees, or agents of the Corporation may have or hereafter acquire, and such persons shall be entitled to their respective rights of indemnification under the Bylaws of the Corporation or any agreement, vote of stockholders, provision of law, or otherwise, as well their rights under this Section 6.02. The indemnification provided in this Section 6.02 shall continue as to a person who has ceased to be such a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VII
AMENDMENTS

From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

In Witness Whereof, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this 8th day of April 2026.

By: /s/ Peter Wang
Name: Peter Wang
Title: Chief Executive Officer, President,
Chairman of the Board and Director